Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-199966

Dated June 9, 2015

J.P. Morganlnvestable Indices

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Home --} IndiCes --} Index Summary

Summary

I I  - ' .

J.P. Morgan U.S. Sector Rotator TR Series X Index: Jun 10 2
0 14 to Jun o8 2015

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Index Level Data
---------------- -----------
         Level         Date
------- -------- -----------
Current 336.93   08-Jun-2015
High    362.41   26-Jan-2015
LOW     326.32   O7-Aug-2014
Start    336.8   10-Jun-2014
End     336.93   08-Jun-2015

Risk Measures
================ ======
Volatility       10.17%
Sharpe Ratio         0
Maximum drawdown -7.03%

Return Statistics
====================== =====
Annualized Return      0.04%
Average Monthly Return 0.02%

Return
==================== === ======
Daily Return             -0.55%
Month to Date Return I   -1.23%
Year 1o uate Return       5.1/%
3 Month Return           -3.01%
1Year Return              0.08%
3 Year Return            14.12%
5 Year Return            14.12%

Monthly Return (%)

      Jan  Feb  Mar   Apr
---- ----- ---- ----- -----
2014
2015 -0.53 -0.4 -2.38 -1.22

May  Jun    Jul  Aug   Sep
--- ----- ----- ---- -----
     1.39  -2.17 3.81 -0.67
0.5 -1.23

Oct  Nov   Dec  Year
---- ---- ----- -----
1.85 3.11 -0.59 10.74
                -5.17

Footnotes

(1) Calculation descriptions

The first twelve columns under 'Monthly Return(%)" above
reflect the performance of the index from the first trading
day of the month displayed to the last trading day of that
month.

The final column reflects the performance of the index for
the year displayed.

These returns may be based on hypothetical, historical
index levels and not actual index levels. There is no
guarantee that the Index will achieve the monthly and
annual returns displayed in the future. Past performance

is not indicative of future returns.

**-As of the date shown above, the index was calculated
based on a level for such index eQual to 100 on the date
specified at the "Selected Start Date' .

Index Level Data

Current:

Current refers to the closing level of the index as of the
trading day immediately preceding the date you have
accessed this website.

High:

High refers to the highest closing level of the index
during the time period selected, with the date on which
such highest closing level occurs indicated under the '
Date" column next to the High level . The High Level may

be a hypothetical, historical level and not an actual level
of the Index. There is no guarantee that the Index will
achieve the High Level in the future.

low:

Low refers to the lowest closing level of the index during
the time period selected, with the date on which such
lowest closing level occurs indicated under the ' Date"
column next to the Low level. The Low Level mav be a
hypothetical, historical level and not an actual level of
the Index. The level of the Index could, in the future,
decline below the Low level displayed on this website.

Start:

Start refers to the closing level of the index on the first
trading day of the time period indicated.

End:

End refers to the closing level of the index on the last
trading day of the time period indicated.

Risk Measures

Volatility:

Volatility refers to the standard deviation of the daily
logarithmic returns of the index over the time period
specified and annualized. Volatility is a widely used
measure to express the risk of the financial instrument
over the specified time period. Compared to conventional
arithmetic return calculations, logarithmic returns are
generally lower for positive returns and generally have
higher magnitude for negative returns. The volatility
calculations include hypothetical. historical back-tested
information that has inherent limitations. No
representation is made that in the future :he Index will
have the Volatility shown. Actual annualized Volatility may
vary materially from the analysis implied in this
hypothetical, historical calculation.

Sharpe Ratio:

The Sharpe Ratio is a measure that aims to capture the
potential return of an index per unit of risk. For a given
index and a specified time period, it is calculated by
dividing the Annualized Return for the specified time
period by the Volatility for the specified time period. The
Sharpe Ratio calculation may contain components with
hypothetical, historical back-tested information that have
inherent limitations. No representation is made

that in the future the Index will have the Sharpe Ratio
shown. The actual Annualized Return and the Volatility and,
accordingly, the Sharpe Ratio, may vary materially from
the analysis implied in any hypothetical,

historical calculation.

Maximum Drawdown:

Maximum Drawdown is the percentage change in the index from
the highest value reached over the specified time period to
the lowest value reached over the specified time period.
The Maximum Drawdown may be

based on hypothetical, historical Index levels and not
actual Index levels. The Maximum Drawdown could. in the
future, be larger than the Maximum Drawdown displayed
above.

Embedded Index Fee:

The levels of the Index may be reduced by an adjustment
factor which may have a considerable impact on the level of
the Index.

Return Statistics

Annualized Return:

The Annualized Return is the percentage change in the index
from the first day of the specified time period to the last
day of the specified time period and annualized. The
Annualized Return may be based on hypothetical. historical
index levels and not actual Index levels. There is no
guarantee that the Index will achieve the Annualized Return
in the future. Past performance is not indicative of future
returns. Average Monthly Return:
Average Monthly Return is the arithmetic average of the
Monthly Returns for each full calendar month during the
specified time period. For a given monthly period the
Monthly Return is the percentage change in the index during
the monthly period. The Average Monthly Return may be based
on hypothetical, historical Index levels and not actual
Index levels. There is no guarantee that the Index will
achieve the Average Monthly Return in the future. Past
performance is nor indicative of future returns.

Return

Daily Return:

The Daily Return is the return of the Index from the
trading day immediately preceding the specified end date
to the specified end dare, provided that if the specified
end dare is today's date or not a trading day, the Daily
Return is the return of the Index from the trading day that
is two trading days immediately preceding the specified end
dare to the trading day immediately preceding the specified
end date. The Daily Return may be based on hypothetical,
historical index levels and not actual index levels. There
is no guarantee that the Index will achieve the Daily
Return in the future. Past performance is not indicative of
future returns.
Month to Date Return:

The Month to Date Return is the return of the Index from
the last trading day of the month that occurs prior to the
specified end date to the specified end date, provided that
if the specified end date is today's date or not a trading
day, to the trading day immediately preceding the specified
end date. The Month to Date Return may be based on
hypothetical, historical Index levels and not actual Index
levels. There is no guarantee that the Index will achieve
the Month to Date Return in the future. Past performance IS
not indicative of future returns.
Year to Date Return:

The Year to Date Return is the return of the Index from the
last trading day of the year that occurs prior to the
specified end date to the specified end date, provided that
if the specified end date is today's date or not a trading
day, to the trading day immediately preceding the specified
end date. The Year to Date Return may be based on
hypothetical, historical Index levels and not accrual Index
levels. There is no guarantee that the Index will achieve
the Year to Date Return in the future. Past performance is
not indicative of future returns.
3 Month Return:

The 3 Month Return is the trailing return of the Index from
the trading day that occurs on or immediately preceding the
date occurring three months prior to the specified end date
to the specified end date, provided that if the specified
end date is today's date or not a trading day. to the
trading day Immediately preceding the specified end date.
The 3 Month Return may be based on hypothetical. historical
Index levels and not actual Index levels. There is no
guarantee that the Index will achieve the 3 Month Return in
the future. Past performance is not indicative of future
returns.
1 Year Return:

The 1 Year Return is the trailing return of the Index from
the trading day that occurs on or immediately preceding the
date occurring one year prior to the specified end date to
the specified end date, provided that if the

specified end date is today's date or not a trading day, to
the trading day immediately preceding the specified end
date. The I Year Return may be based on hypothetical,
historical Index levels and not accrual index levels.

There is no guarantee that the Index will achieve the I
Year Return in the future. Past performance is not
indicative of future returns.

3 Year Return:

The 3 Year Return is the trailing return of index from the trading day that occurs on or immediately preceding the date occurring three years prior to the specified end date to the specified end date, provided that if the specified end date is today?s date or not a trading day, to the trading day immediately preceding the specified end date[and is not annualized]. The 3 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.

5Y Return:

The 5 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring five years prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date, and is not annualized. The 5 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

(2) Short Summary of the Risks

The Index was established on August 18, 2014 and therefore has a limited operating history. Past performance should not be considered indicative of future performance. There are risks associated with a momentum-based investment strategy. The Index is different from a strategy that seeks long-term exposure to a portfolio consisting of constant components with fixed weights. The Index may fail to realize gains that could occur from holding assets that have experienced price declines, but experience a sudden price spike thereafter. The Index comprises only notional assets and liabilities and therefore there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership. The synthetic investment strategy on which the Index is based may not be successful, may not outperform any alternative strategy related to the basket constituents. The actual realized volatility of the Index may be greater than 20%. On each monthly rebalancing date, the Index reallocates index weights among the selected U.S. sector constituents so that the aggregate realized volatility of the portfolio of selected U.S. sector constituents will not exceed 20% as of that rebalancing date. However, despite this volatility cap, the actual realized volatility of the Index after each rebalancing date may fluctuate greatly and may be greater than 20% at any time during the period between two rebalancing dates. Performances among the U.S. sector constituents and bond constituent may become highly correlated from time to time during the term of your investment. High correlation during periods of negative returns among selected U.S. sector constituents and bond constituent that have a substantial weighting in the Index could have a material adverse effect on the performance of the Index. The Index may have exposure only to the bond constituent for an extended period of time. Changes in the value of the U.S. sector constituents and the bond constituent may offset each other. The Index is subject to risks associated with specific sectors in the U.S market. Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the calculation agent and may adjust the Index in a way that affects its level. The policies and judgments for which JPMS plc is responsible could have an impact, positive or negative, on the level of the Index. JPMS plc is under no obligation to consider your interest as an investor in securities linked to the Index. The risks identified above are not exhaustive. The Index Rules, and not any description in this summary of risks, govern the calculation and constitution of the Index and other decisions and actions relating to its maintenance. Additional information is available upon request. For more information regarding the Index, clients should contact their J.P. Morgan representative.

(3) General Disclaimers

For certificates of deposit: The information contained on this Website is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved. These terms are subject to change, and JPMorgan undertakes no duty to update this information. This information shall be amended, superseded and replaced in its entirety by a subsequent term sheet, disclosure supplement and/or private placement memorandum, and the documents referred to therein. In the event any inconsistency between the information presented herein and any such term sheet, disclosure supplement and/or private placement memorandum, such term sheet, disclosure supplement and/or private placement memorandum shall govern.

Investments in products linked to an Index require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. This website contains market data from various sources other than us and our affiliates, and, accordingly, we make no representation or warranty as to the market data's accuracy or completeness. All information is subject to change without notice.

SEC LEGEND

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offering of securities to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documents relating to the offering that J.P. Morgan files with the SEC for more complete information about J.P. Morgan and the offering of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so request by calling toll-free 866-535-9248.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the products linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the products linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Hypothetical back-tested results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

J.P.Morgan | Privacy & Security | Terms of Use | Cookies Policy
Copyright © 2015 JPMorgan Chase & Co. All Rights Reserved

J.P. Morganl nvestab1e Indices

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Hnm{? __, Indices --} Index Summary

Summary

I I I I ' . I []

J.P . Morgan Strategic Volatility Dynamic Index (Series 1)
(USD): Jun 10 2014 to Jun o8 2015

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Footnotes

Ul Calculation descriptions

The first twelve columns under "Mo1thly Return (%)' above
reflect the performance of che index from the firsttrading
day of the month displayed co che last trading day of that
month.

The final column refteCls the performance of the index for
the year displayed.

These returns may be based on hypothetical, historical
index levels and not actual index levels. There is no
guarantee chat the Index will achieve che monthly and
annual returns displayed in the future. Past performance

is not indicative of future returns.

[][] [] As of the date shown above, the index was
calculated based on a level for such index equal to 100 on
the date specified at the "Selected Starr Dace' .

Index l evel Data

Current:

Current refers to the closing level o' the index as of che
trad ing day immediately preceding the date you have
accessed this website.

High:

High refers to the highest closing level of the index
during che time period selected, with the date on which
such highest closing level occurs indicated under che
"Date" column next to the High level. The High level may

be a hypothetical, hiswrical level and not an actual level
of the Index. There is no guarantee chat the Index will
achieve 1he High level in the future.

l ow: l ow refers to the lowest closing level of the index
during che time period selected, with the date on which
sue- lowest closing level occurs indicated under the '
Date" column next to the Low level. The Low l evel may be a
hypothetical, historical level and not an actual level of
che Index. The level of the Index could, in che future,
decline below the Low level displayed on this website.

Start:

Start refers to the closing level of the index on che first
trading day of the time period indicated.

End:

End refers to the closing level of the index on the last
trading day of the time period indicated.

Risk Measures

Volatility:

Volatility refers 10 che standard deviation of the daily
logarithmic returns of che index over che time period
specified and annualized. Volatility is a widely used
measure to express the risk of :he financial instrument
over the specified time period. Compared to conventional
arithmetic return calculations, logarithmic returns are
generally lower for positive returns and generally have
higher magnitude for negative returns. The volatility
calculations include hypothetical, historical back[]tested
informacion that has inherent limitations. No
represen:ation is made chat in the future the Index will
have the Volatility shown. Acm al annualized Volatility may
vary materially from the analysis impliec in this
hypothetical, historical calculation.

Sharpe Ratio:

The Sharpe Ratio is a measure that aims to capture the
potential r eturn of an index per unit of risk. For a given
index and a specified time period, it is calculated by
dividing the Annualized Retu rn for the specified ti me
period by the Volatility for the specified time period. The
Sharpe Ratio calculation may coma1n componeniS with
hypothetical, historical back-tested information that have
inherent limitations. No representation is made that in the
future the Index will have the Sharpe Ratio shown. The
actual Annualized Rerum and the Volatility and,
accordingly. the Sharpe Ratio. may vary materially from the
analysis implied in any hypothetical.

historical calculation.

Maximum Drawdown:

Maximum Drawdown is the percem age change in the index from
the highest value reached over the specified time period to
the lowest value reached over the specified time period.
The Maximum Drawdown may be

based on hypothetical. historical Index levels and not
actual Index levels. The Maximum Drawdown could, in the
future, be larger than the Maximum Drawdown displayed
above.

Embedded Index Fee:

The levels of the Index may be reduced by an adjustment
factor which may have a considerable impact on the level of
the Index.

Return Statistics

Annualized Return:

The Annualized Return is the perc enrage change in the
index from the first day of :he speciiied time period to
the last day of the specified time period and annualized.
The Annualized Return may be based on hypothetical.
historical Index levels and not actual Index levels. There
is no guarantee that the Index will achieve the Annualized
Return in the futu re. Past performance is not indicative
of future returns. Average Monthly Return:
Average Momhly Return is the arithmetic average of the
Monthly Returns for each full calendar month during the
specified time period. For a given monthly period the
Monthly Return is the percemage change in the index during
the monthly period. The Average Monthly Return may be based
on hypoth1!tical, historical Index levels and not actual
Index levels. There is no guarantee thai Ihe Index will
achieve the Average Monthly Return in the fuiUre. Past
performance is not indicative of future returns.

Return

Daily Return:

The Daily Return is the return of the Index from the
trading day immediately preceding the specifred end dare to
the specified end date, provided that if the specified end
date is today's date or not a trading day, the Daily Return
is the return of the Index from the trading day that is two
trading days immediately preceding t he specified end date
to the trading day immediately preceding the specified end
date. The Daily Return may be based on hypothetical,
historical ind'ex levels and not acw al index levels. There
15 no guaramee that the Index will achieve the Daily Return
in the future. Past performance is not indicative of future
returns.
Month to Date Return:

The Month to Date Return is the retu rn of the Index from
the last trading day of the month that occurs prior to the
specified end date to the specified end date, provided that
if the specified end date is today's date or not a trading
day, to the trading day immediately preceding the specified
end date. The Month to Date Rem rn may be based on
hypothetical, historical i ndex levels and not actual Index
levels. There is no guarantee that the Index will achieve
the Month to Date Return in the future. Past performance 1S
not indicative of future returns.
Year to Date Return:

The Year to Date Return is the return of the Index from the
last trading day of the year that occurs prior to the
specified end date to the specified end date, provided that
if the specified end date is today's date or not a trading
day, to the trading day immediately preceding the specified
end date. The Year to Date Return may be based on
hypothetical, historical Index levels and not actual Index
levels. There is no guarantee that the Index will achieve
the Year to Date Retur n in the future. Past performance is
not indicative of future returns.
3 Month Return:

The 3 Month Return is the trailing return of the Index from
the trading day that occurs on or immediately preceding the
date occurring three months prior to the specified end date
to the specified end date, provided that if the specified
end date is today's date or not a trading day, to the
uading day immediately preceding the specified end date.
The 3 Month Return m ay be based on hypothetical,
historical Index levels and not actual Index levels. There
is no guarantee that the Index will achieve the 3 Month
Return in the future. Past performance is not indicative of
future returns.
1 Year Return:

The 1 Year Return is the trailing return of the Index from
the trading day tha: occurs on or immediately preceding the
date occurring one year prior to the specified end date to
the specified end date, provided that if the specified end
date is today's date or not a trading day, to the trading
day immediately preceding the specified end date. The 1
Year Return may be Dased on hypothetical, historical index
levels and not actual Index levels.

There is no guarantee that the Index will achieve the 1
Year Return in the future. Past performance is not
indicative of future returns.

3 Year Return:

The 3 Year Return is the trailing return of Index from the trading day that occurs on or immediately preceding the date occurring three years prior to the specified end date to the specified end date, provided that if the specified end date is today?s date or not a trading day, to the trading day immediately preceding the specified end dateland is not annualized]. The 3 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.

5Y Return:

The 5 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring five years prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date, and is not annualized. The 5 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

(2) Short Summary of the Risks

The Index was established on August 31, 2012 and therefore has limited operating history. Past performance should not be considered indicative of future performance. The level of the Index incorporates the daily deduction of (a) an adjustment factor of 0.75% per annum (the "index fee") and (b) a "daily rebalancing adjustment amount" that is equal to the sum of (1) a rebalancing adjustment factor of between 0.20% and 0.50% per day (depending on the level of the VIX Index), applied to the aggregate notional amount of each of the VIX futures contracts hypothetically traded that day and (2) an additional amount equal to the rebalancing adjustment factor of between 0.20% and 0.50% per day (depending on the level of the VIX Index) applied to the amount of the change, if any, in the level of the exposure to the synthetic short position. Unlike the index fee, the rebalancing adjustment factor is not a per annum fee. The level of the Index and the value of the notes will be adversely affected, perhaps significantly, if the performance of the synthetic long position and the contingent synthetic short position in the relevant VIX futures contracts, determined based on the official settlement prices of the relevant VIX futures contracts, is not sufficient to offset the daily deduction of the index fee and the daily rebalancing adjustment amount. The daily rebalancing adjustment amount is likely to have a substantial adverse effect on the level of the Index. The Index may not be successful and may not outperform any alternative strategy. Strategies that provide exposure to equity volatility, which are subject to significant fluctuations, are not suitable for all investors. When the synthetic short position is activated, any return on an investment linked to the Index is dependent on the net performance, not the absolute performance, of the long and short positions. Due to the time lag inherent in the Index, the exposure to the synthetic short position may not be adjusted quickly enough to offset loss or generate profit. Because exposure to the synthetic short position is adjusted only if the applicable conditions are satisfied for three consecutive business days, the exposure to the synthetic short position may not be adjusted during non-trending market conditions. The Index level may not increase even when the synthetic long position or the synthetic short position, when activated, generates a positive return. You may lose some or all of your investment in the Index because there are no limits on losses related to the short position embedded in the Index and changes in the prices of the underlying VIX futures contracts may reduce the level of the Index. The Index comprises only notional assets and liabilities. The Index is an excess return index and reflects the performance of an uncollateralized investment in futures contracts. The Index is subject to risks associated with futures contracts. Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the calculation agent and may adjust the Index in a way that affects its level. The policies and judgments for which JPMS plc is responsible could have an impact, positive or negative, on the level of the Index. JPMS plc is under no obligation to consider your interest as an investor in securities linked to the Index. The risks identified above are not exhaustive. The Index Rules, and not any description in this summary of risks, govern the calculation and constitution of the Index and other decisions and actions relating to its maintenance. Additional information is available upon request. For more information regarding the Index, clients should contact their J.P. Morgan representative.

(3) General Disclaimers

For certificates of deposit: The information contained on this Website is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved. These terms are subject to change, and JPMorgan undertakes no duty to update this information. This information shall be amended, superseded and replaced in its entirety by a subsequent term sheet, disclosure supplement and/or private placement memorandum, and the documents referred to therein. In the event any inconsistency between the information presented herein and any such term sheet, disclosure supplement and/or private placement memorandum, such term sheet, disclosure supplement and/or private placement memorandum shall govern.

Investments in products linked to an Index require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. This website contains market data from various sources other than us and our affiliates, and, accordingly, we make no representation or warranty as to the market data's accuracy or completeness. All information is subject to change without notice.

SEC LEGEND

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offering of securities to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documents relating to the offering that J.P. Morgan files with the SEC for more complete information about J.P. Morgan and the offering of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so request by calling toll-free 866-535-9248.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the products linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the products linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Hypothetical back-tested results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

J.P.Morgan | Privacy & Security | Terms of Use | Cookies Policy
Copyright © 2015 JPMorgan Chase & Co. All Rights Reserved

J.P. Morganlnvestable Indices

Home --} Indices __, Index Summary

[GRAPHIC OMITTED]

' .

summary

[][]

...

JPMorgan Strategic Volatility Index: Jun 10 2 0 1 4 to Jun
o8 2015

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

Index Level Data
---------------- -----------
         Level        Date
------- -------- -----------
Current 238.96   08-Jun-2015
High    359.72   23-Jun-2014
Low     192.33   30-Jan-2015
Start    359.7   10-Jun-2014
End     238.96   08-Jun-2015

Risk Measures
================ =======
Volatility       20.97%
Sharpe Ratio       -1.61
Maximum Drawdown -46.53%

Return Statistics
====================== =======
Annualized Return      -33.72%
Average Monthly Return -2.64%

Return
==================== ========
Daily Return          -0.9%
Month to Date Return -0.98%
Year To Date Return  10.69%
3 Month Return       12.68%
1Year Return         -33.68%
3 Year Return        -55.69%
5 Year Return         []35.6%

Monthly Return (%)

      Jan   Feb   Mar
---- ------ ----- ----
2014
2015 -10.91 11.24 4.95

Apr  May   Jun   Jul
---- ---- ----- -----
          -1.78 -5.65
3.62 3.73 -0.98

Aug  Sep    Oct   Nov
---- ----- ------ ----
0.18 -2.54 -22.51 3.88

 Dec    Year
------ ------
-17.75 -50.36
       10.69

Footnotes

(l) Calculation descriptions

The first twelve columns under "Mo1thly Return(%)' above
reflect the performance of the index from the firsttrading
day of the month displayed co the last trading day of that
month.

Till:' lilldltulumn lt'flt'Lt!. tin:[] IJI:'I fu1
'lldiiLI:' of thl:' im.Jt'x fo1 Lhl:' yt'dl Ubpldyl:'tl.

These returns may be based on hypothetical, historical
index levels and not actual index levels. There is no
guarantee chat the Index will achieve the monthly and
annual returns displayed in the fucure. Past performance

is not indicative of future returns.

[][] [] As of the date shown above, the index was
calculated based on a level for such index equal to 100 on
the dace specified at the "Selected Start Dace'.

Index level Data

Curren!!

Current refers to the closing level o' the index as of the
trad ing day immediately preceding the date you have
accessed this website.

High:

High refers to the highest closing level of the index
during the time period selected, with the date on which
such highest closing level occurs indicated under the
"Date" column next to the High level. The High l evel may
be a hypothetical, historical level and not an actual level
of the Index. There is no guarantee that the Index will
achieve the High level in the future. low:
low refers to the lowest closing level of the index during
the time period selected, with the da:e on which sue-
lowest closing level occurs indicated under the ' Date"
column next to the Low level. The Low Level may be a
hypothetical, historical level and not an actual level of
the Index. The level of the Index could, in the future,
decline below the Low level displayed on this website.

stare

Start refers to the closing level of the index on the first
trading day of the time period indicated.

End:

End refers to the closing level of the index on the last
trading day of che time period indicated.

Risk Measures

Volatility:

Volatility refers to che standard deviation of the daily
logarithmic returns of the index over the time period
specified and annualized. Volatility is a widely used
measure to express the risk of the financial instrument
over

ihe specified time period. Compared co conventional
arithmetic rerurn calculations, logarithmic returns are
generally lower for positive returns and generally have
higher magnitude for negative returns. The volatility

calculations include hypothetical, historical back[]tested
informacion that has inherent limitations. No
represen:ation is made that in the future the Index will
have the Volatility shown. Actual annualized Volat-ity may
vary materially from the analysis impliec in this
hypothetical, historical calculation.

Sharpe Ratio:

The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Drawdown:

Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed above.

Embedded Index Fee:

The levels of the Index may be reduced by an adjustment factor which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return:

The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.

Average Monthly Return:

Average Monthly Return is the arithmetic average of the Monthly Returns for each full calendar month during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.

Return

Daily Return:

The Daily Return is the return of the Index from the trading day immediately preceding the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, the Daily Return is the return of the Index from the trading day that is two trading days immediately preceding the specified end date to the trading day immediately preceding the specified end date. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.

Month to Date Return:

The Month to Date Return is the return of the Index from the last trading day of the month that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Month to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.

Year to Date Return:

The Year to Date Return is the return of the Index from the last trading day of the year that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Year to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.

3 Month Return:

The 3 Month Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring three months prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 3 Month Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

1 Year Return:

The 1 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring one year prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 1 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.

3 Year Return:

The 3 Year Return is the trailing return of Index from the
trading day that occurs on or immediately preceding the
dale occurring three years prior to t he specified end date
to the specified end date, provided that if the specified
end date is today?s date or not a u ading day, to the
trading day immediately preceding the specified end
date[and is not annualized]. The 3 Year Return may be based
on hypothetical, historical Index levels and not actual
Index levels. There is no guarantee that the Index will
achieve the 3 Year RetUrn 10 the future. Past performance
IS not indicative of future returns.
5Y Return:

The 5 Year Return is the trailing return of the Index from
the trading day that occurs on or immediately preceding the
date occurring five years prior to {he specified end date
to the specified end date, provided that if the specified
end date is today's date or nor a trading day, to the
trading day 1mmed1ately preceding the specif1ed end date.
and rs nor annualized. Tho? 5 Year Return mav be based on
hypothetical, historical Index levels and not actual Index
levels. There is no guarantee that the Index will achieve
the 5 Year Return in the future. Past performance is not
indicative of future returns.

(2) Short Summary of the Risks

The Index was established on July 30. 2010 and therefore
has limited operating history. Past per formance should not
be considered indicative of future performance. The level
of the Index incorporates the daily deduction of (a) an
adjustment factor of 0 .75% per annum (the "index fee") and
(b) a "daily rebalancing adjustment amount" that is eQual
to the sum of (l ) a rebalancing adjustment factor of
between 0.20% and 0.50% per day (depending on the level of
the VIX Index), applied to the aggregate notional amount of
each of the VIX futures contracts. hypothetically traded
that day and (2) an additional amount equal to the
rebalancing adjustment factor of between 0.20% and 0 .50%
per day (depending on the level of the VIX Index) applied
to the amounc.oi the change, rf any, in the level of the
exposure to the symheric short position. Unlike the index
fee, the rebalancing adjustment factor is not a per annum
fee. The level of the Index and the value oi the notes will
be adversely affected, perhaps significantly, if the
performance of the synthetic long position and the
contingent synthetic short position in the relevant VIX
futur es contracts, determined based on the official
settlement prices of the relevant VIX futures contracts. is
not sufficient to offset the daily deduction of the index
fee and the daily rebalancing adjustment amount. The daily
rebalancing adjustment amount is likely to have a
substanual adverse effect on the level of the lnde-. The
Index may not be successful and may not outperform

any alternative strategy. Strategies that provide exposure
to equity volatility, which are subject to significam
fluctuations, are not suitable ior all investors .. When
the synthetic short pos ition is activated, any return on
an investment linked to the Index is dep endent on the net
performance, not the absolute performance, of the long and
short positions. Due to the time lag inherent in the Index,
the exposure to the synthetic short position may not be
adjusted Quickly enough to offset loss or generate profit.
Because exposure to the synthet{c short poslt{on IS
adjusted only if the applicable conditions are satisfied
for three consecutive business days, the
exposure to the synthetic short posit ion may not be
adjusted during non[] trending market conditions. The Index
level may not increase even when the synthetic long
position or the synth etic short position. when activated,
generates a positive return. You may lose som e or all of
your investment in the strategy because there are no limits
on losses related to the short p-sition embedded in t he
Index and changes in the prices of the

underlying VIX futures contracts may reduce the level of
the Index. The Index comprises oniy notional assets and
liabilities and therefore there is no actual portfolio of
assets to which any person is entitled or in which any
person has any ownership. The Index is an excess return
index and reflects the performance of an uncollateralized
investment in funues contracts. The Index is subject ro
risks associated with futures contracts. Our affiliate,
J.P. Morgan Securities pic ("JPMS pic"), is the calculation
agent and may adjust the Index in a way that affects its
level. The policies and judgments for which JPMS pic is
responsible could have an impact, positive or negative. on
the level of the Index . JPMS pic is under no obligation to
consider your interest as an investor in securities linked
to the Index. The risks identified above are not
exhaustive. The Index Rules, and not any description in
this summary of risks, govern the calculation and
constitution oi the Index and other decisions and act;ons
relating to its maimenance. Additional informatio n IS
available upon reQuest. For more information regarding the
Index, clients shou ld contact their J.P. Morgan
representative.

(3) General Disclaimers

For certificates of deposit: The information contained on
this Website is for discussion purposes only. Any
information refaring to performance contained in these
materials 1s illustrative and no assurance is given that
any indicative returns, performance or results, whether
historical or hypothetical, will be achieved. These terms
are subjen to change, and JPMorgan undertakes no duty to
update this infor mation. This informacion shall be
amended, superseded and replaced in its entirety by a
subseQuent term sheet. disclosure supplement and/or pnvate
placement memorandum, and the documents referred to therem.
In the event any inconsistency between the information
presented herein and any such term sheet, disclosure
supplement and/ or private placement memorandum, such term
sheet, diSclosure supplemem and/or private placement
memorandum shall govern.

Investments in products linked to an Index reQuire
investors to assess several characteristics and risk
factors that may not be present in other types of
transactions. In reaching a determination as to the
appropriateness of any proposed transaction, clients should
undertake a thorough independent review oi the legal,
regulatory, credit, tax, accounting and economic
conseQuences of such transaction in relation to their
particular circumstances. This website contains market data
from various sources other than us and our affiliates, and,
accordingly, we make no representatio n or warranty as to
the market data's accuracy or completeness. All information
is subject to change without notice.

SEC LEGEND

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offering of securities to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documents relating to the offering that J.P. Morgan files with the SEC for more complete information about J.P. Morgan and the offering of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so request by calling toll-free 866-535-9248.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the products linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the products linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Hypothetical back-tested results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

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Copyright © 2015 JPMorgan Chase & Co. All Rights Reserved

J.P. Morganlnvestable Indices

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Home _. Indices _. Index Summary

Summary

...

...

J.P.Morgan Strategic Volatility Modified Index: Jun 10 2 0
1 4 to Jun o8 2015

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

Index Level Data
---------------- -----------
         Level        Date
======= -------- ===========
Current 279.99   08-Jun-2015
High    442.88   23-Jun-2014
Low     225.36   30-Jan-2015
Start   442.85   10-Jun-2014
End     279.99   08-Jun -2015

Risk Measures
================ ========
Volatility        22.3%
Sharpe Ratio       []1.66
Maximum Drawdown -49.11%

Return Statistics
====================== =======
Annualized Return      -36.93%
Average Monthly Return -2'.93%

Return
==================== =======
Daily Return          -0.9%
Month to Date Return -0.98%
Year To Date Return   5.47%
3 Month Return       12.68%
1Year Return         -36.89%
3 Year Return        -50.78%
5 Year Return        -50.78%

Monthly Return (%)

      Jan   Feb  Mar  Apr
---- ------ ---- ---- ----
2014
2015 -15.11 1124 4.94 3.62

May   Jun   Jul  Aug  Sep
---- ----- ----- ---- ------
     -1.78 -5.65 2.81 []2.54
3.73 -0.98

 Oct   Nov    Dec   Year
------ ---- ------ ------
-22.41 3.88 -20.05 -46.53
                    5.47

Footnotes

(l) Calculation descriptions

The first twelve columns under 'Monthly Return(%)' above
reflect the performance of the index from the first trad
ing day of the month displayed to the last trading day of
that month.

The final column reflects the performance of the index for
the year displayed.

These returns may be based on hypothetical, historical
index levels and not actual index levels. There is no
guarantee that the Index will achieve the monthly and
annual returns displayed in the future. Past performance

is not indicative of future retu rns.

[][] [] As of the date shown above, the index was
calculated based on a level for such index equal to 100 on
the date specified at the "Selected Start Date".

Index l evel Data

Current:

Current refers to the closing level of the index as of the
trading day immed iately preceding the date you have
accessed this website.

High:

High refers to the highest closing level of the index
during the time period selected, with the date on which
such highest closing level occurs indicated under the '
Date" column next to the High level. The High level may be
a hypothetical, historical level and not an actual level of
the Index. There is no guarantee that the Index will
achieve the High Level in the future. l ow: low refers to
the lowest closing level of the index during the time
period selected, with the date on which such lowest closing
level occurs indicated under the ' Date" column next to the
low level. The low level may be a hypothetical, historical
level and not an actual level of the Index. The level of
the Index could, in the future, decline below the Low Level
displayed on this website.
Start:

Start refers to the closing level of the index on the first
trading day of the time period indicated.

End:

End refers to the closing level of the index on the last
trading day of the time period indicated.

Risk Measures

Volatility:

Volatility refers to the standard deviation of the daily
logarithmic returns of the index over the time period
specified and annualized. Volatility is a widely used
measure to express the risk of the financial instrument
over the specified time period. Compared to conventional
arithmetic return calculations, logarithmic returns are
generally lower for positive returns and generally have
higher magnitude for negative retur ns. The volatility
calculations include hypothetical, historical back-tested
information that has inherent limitations. No
representation is made that in the future the Index will
have the Volatility shown. Actual annualized Volatility may
vary materially from the analysis implied in this
hypothetical, historical calculation.

Sharpe Ratio:

The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Drawdown:

Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed above.

Embedded Index Fee:

The levels of the Index may be reduced by an adjustment factor which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return:

The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.

Average Monthly Return:

Average Monthly Return is the arithmetic average of the Monthly Returns for each full calendar month during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.

Return

Daily Return:

The Daily Return is the return of the Index from the trading day immediately preceding the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, the Daily Return is the return of the Index from the trading day that is two trading days immediately preceding the specified end date to the trading day immediately preceding the specified end date. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.

Month to Date Return:

The Month to Date Return is the return of the Index from the last trading day of the month that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Month to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.

Year to Date Return:

The Year to Date Return is the return of the Index from the last trading day of the year that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Year to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.

3 Month Return:

The 3 Month Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring three months prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 3 Month Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

1 Year Return:

The 1 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring one year prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 1 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.

3 Year Return:

The 3 Year Return is the trailing return of Index from the trading day that occurs on or immediately preceding the date occurring three years prior to the specified end date to the specified end date, provided that if the specified end date is today?s date or not a trading day, to the trading day immediately preceding the specified end date[and is not annualized]. The 3 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.

5Y Return:

The 5 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring five years prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date, and is not annualized. The 5 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

(2) Short Summary of the Risks

The Index was established on August 14, 2014 and therefore has limited operating history. Past performance should not be considered indicative of future performance. The level of the Index incorporates the daily deduction of (a) an adjustment factor of 0.75% per annum and (b) a ?daily rebalancing adjustment amount? that is determined by applying a rebalancing adjustment factor of between 0.20% and 0.50% per day (depending on the level of the VIX Index) to both (1) the aggregate notional amount of each of the VIX futures contracts hypothetically traded that day and (2) the amount of the change, if any, in the level of the exposure to the synthetic short position. Unlike the adjustment factor, the rebalancing adjustment factor is not a per annum fee. The daily rebalancing adjustment amount is intended to approximate the slippage costs that would be experienced by a professional investor seeking to replicate the hypothetical portfolio contemplated by the Index at prices that approximate the official settlement prices (which are not generally tradable) of the relevant VIX futures contracts. Slippage costs are costs that arise from deviations between the actual official settlement price of a VIX futures contract and the prices at which a hypothetical investor would expect to be able to execute trades in the market when seeking to match the expected official settlement price of a VIX futures contract. The daily rebalancing adjustment amount is likely to have a substantial adverse effect on the level of the Index. The Index may not be successful and may not outperform any alternative strategy. Strategies that provide exposure to equity volatility, which are subject to significant fluctuations, are not suitable for all investors. The Index comprises only notional assets and liabilities and therefore there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership. The synthetic investment strategy on which the Index is based may not be successful, may not outperform any alternative strategy. There is unlimited loss exposure to the synthetic short position, when activated, and such exposure may result in a significant drop in the level of the Index. Because exposure to the synthetic short position is decreased only if the applicable conditions are satisfied for four consecutive Index business days, the exposure to the synthetic short position may not be decreased during non-trending market conditions. Changing prices of the VIX futures contracts included in the Index may have an adverse effect on the level of the Index. The level of the Index may not increase even when the synthetic long position or the synthetic short position, when activated, generates a positive return. Due to the time lag inherent in the Index, the exposure to the synthetic short position may not be adjusted quickly enough in response to a change in market conditions for the investment strategy on which the Index is based to be successful. The Index is subject to risks associated with futures contracts. Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the calculation agent and may adjust the Index in a way that affects its level. The policies and judgments for which JPMS plc is responsible could have an impact, positive or negative, on the level of the Index. JPMS plc is under no obligation to consider your interest as an investor in securities linked to the Index. The risks identified above are not exhaustive. The Index Rules, and not any description in this summary of risks, govern the calculation and constitution of the Index and other decisions and actions relating to its maintenance. Additional information is available upon request. For more information regarding the Index, clients should contact their J.P. Morgan.

(3) General Disclaimers

For certificates of deposit: The information contained on this Website is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved. These terms are subject to change, and JPMorgan undertakes no duty to update this information. This information shall be amended, superseded and replaced in its entirety by a subsequent term sheet, disclosure supplement and/or private placement memorandum, and the documents referred to therein. In the event any inconsistency between the information presented herein and any such term sheet, disclosure supplement and/or private placement memorandum, such term sheet, disclosure supplement and/or private placement memorandum shall govern.

Investments in products linked to an Index require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. This website contains market data from various sources other than us and our affiliates, and, accordingly, we make no representation or warranty as to the market data's accuracy or completeness. All information is subject to change without notice.

SEC LEGEND

JPMorgan Chase and Co. ('J.P. Morgan' ) has filed a
registration statement (including a prospectus) with the
Securities and Exchange Commission (the "SEC") for any
offering of securities to which these materials relate.

Before you invest in any offering of securities by J.P.
Morgan, you should read the prospectus in that registration
statement and the other documents relating to the offering
that J.P. Morgan files with the SEC for more complete
information about J.P. Morgan and the offering of
securities. You may get these documents without cost by
visiting EDGAR on the SEC Website at www.sec.gov.
Alternatively, J.P. Morgan, any agent, or any dealer
participating in the particular offering will arrange to
send you the prospectus and the prospectus supplement, as
well as any product supplement, underlying supplement and
term sheet or pricing supplement, if you so r eQuest by
call ing toll-free 866-535-9248.

Use of Simulated Returns

Back-testing and other statistical analysis material that
is provided in connection with the explanations of the
potential returns of the products linked to the Index use
simulated analysis and hypothetical circumstances to
estimate how it may have performed prior to its actual
existence. The results obtained from such 'back-testing"
information should not be considered indicative of the
actual results that might be obtained from an investment or
participation in a financial instrument or transaction
referencing the Index. J.P. Morgan provides no assurance or
guarantee that the products linked to the Index will
operate or would have operated in the past in a manner
consistent with these materials. The hypothetical,
back-tested, historical levels presented herein have not
been verified by an independent third party, and such
hypothetical, back-tested, historical levels have inherent
limitations. Alternative simulations, techniQues, modeling
or assumptions might produce significantly different
results and prove to be more appropriate. Hypothetical
back-tested results are neither an indicator nor guarantee
of future returns. Actual results will vary, perhaps
materially, from the simulated returns presented in this
website.

IRS Circular 23D Disclosure

We and our affiliates do not provide tax advice.
Accordingly, any discussion of U.S. tax matters contained
herein is not intended or written to be used, and cannot be
used, in connection with the promotion, marketing or
recommendation by anyone unaffiliated with J.P. Morgan of
any of the matters address herein or for the purpose of
avoiding U.S. tax[] related penalties. Investment
suitability must be determined individually for each
investor, and the financial instruments described herein
may not be suitable for all investors. This information is
not intended to provide and should not be relied upon as
providing accounting, legal, regulatory or tax advice.
Investors should consult with their own advisors as to
these matters.

J.Pl\lorgan I : \ 'e ' ,. I 'elll[] tl[]- I ' e l-[]:

Copyright ll20!5JPMorganChaseandCo.AIIRightsReserved

f.P. Morganlnvestable Indices

Hom- -lnd CI?S -Index Summary

[GRAPHIC OMITTED]

Summary

...

I I I " [] t "

J.P. Morgan Volemont Strategy- U.S. Equity (Series 1)
(USD): Jun 10 2014 to Jwl o8 2015

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

Index Level Data
---------------- -----------
         Level        Date
------- -------- -----------
Current 260.64   08-Jun-2015
High    278.67   19-Sep-2014
Low     249.94   30-Jan-2015
Start    272.1   10-Jun-2014
End     260.64   08- Jun-2015

Risk Measures
================ =======
Volatility        5.5%
Sharpe Ratio      -0.77
Maximum Drawdown -10.31%

Return Statistics
====================== ======
Annualized Return      -4.23%
Average Monthly Return -0.31%

Return
==================== ======
Daily Return         -0.24%
Month to Date Return 0.09%
Year To Date Return  2.24%
3 Month Return       1.54%
1Year Return         -4.11%
3 Year Return         9.2%
5 Year Return        45.5%

Monthly Return (%)

     Jan   Feb  Mar   Apr
---- ----- ---- ----- ----
2014
2015 -1.95 3.18 -0.75 1.05

May  Jun   Jul  Aug   Sep
---- ---- ----- ---- -----
     1.29 -0.92 1.49 -0.02
0.68 0.09

 Oct  Nov   Dec  Year
----- ---- ----- -----
-5.19 1.65 -4.04 -6.36
                 2.24

Footnotes

(1) calculation descriptions

The first twelve columns under "Monthly Return (%)' above
reflect the performance of the index from the first trading
day of the mooch displayed co the last trading day of that
month.

The final column reflects the performance of che index for
the year displayed.

These returns may be based on hypothetical, historical
index levels and not actual index levels. There is no
guarantee chat the Index will achieve che monthly and
annual returns displayed in the future. Past performance

is not indicative of future returns.

[][] []As of the date shown above, the index was calculated
based on a level for such index equal to 100 on the date
specified a: the "Selected Start Date".

Index level Data

Current:

Current refers to the closing level of the index as of the
trading day immediately preceding the date you have
accessed this website.

High:

High refers to the highest closing level of the index
during the time period selected, with the date on which
such highest closing level occurs indicated under the
"Date" column next to the High level. The High level may be
a hypothetical, historical level and not an actual level of
the Index. There is no guarantee that the Index will
achieve the High level in the future. low: low refers to
the lowest closing level of the index during the time
period selected, with the date on which such lowest closing
level occurs indicated under the "Date" column next to the
Low level. The Low Level may be a hypothetical, historical
level and not an actual level of the Index. The level of
the Index could, in the future. decline below the Low level
displayed on this website.
Start:

Start refers to the closing level of the index on the first
trading day of the time period indicated.

End:

End refers to the closing level of the index on the last
trading day of the time period indicated.

Risk Measures

Volatility:

Volatility refers to the standard deviation of the daily
logarithmic returns of the index over the time period
specified and annualized. Volatility is a widely used
measure to express the risk of the financial instrument
over the specified time period. Compared co conventional
arithmetic return calculations, logarithmic returns are
generally lower for positive returns and generally have
higher magnitude for negative returns. The volatility calcu
lations include hypothetical, historical back-tested
information that has inherent limitations. No
representation is made that in the future the Index will
have the Volatility shown. Actual annualized Volatility may
vary materially from the analysis implied in this
hypothetical, historical calculation.

Sharpe Ratio:

The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Drawdown:

Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed above.

Embedded Index Fee:

The levels of the Index may be reduced by an adjustment factor which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return:

The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.

Average Monthly Return:

Average Monthly Return is the arithmetic average of the Monthly Returns for each full calendar month during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.

Return

Daily Return:

The Daily Return is the return of the Index from the trading day immediately preceding the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, the Daily Return is the return of the Index from the trading day that is two trading days immediately preceding the specified end date to the trading day immediately preceding the specified end date. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.

Month to Date Return:

The Month to Date Return is the return of the Index from the last trading day of the month that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Month to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.

Year to Date Return:

The Year to Date Return is the return of the Index from the last trading day of the year that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Year to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.

3 Month Return:

The 3 Month Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring three months prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 3 Month Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

1 Year Return:

The 1 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring one year prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 1 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.

3 Year Return:

The 3 Year Return is the trailing return of Index from the trading day that occurs on or immediately preceding the date occurring three years prior to the specified end date to the specified end date, provided that if the specified end date is today?s date or not a trading day, to the trading day immediately preceding the specified end date|and is not annualized|. The 3 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.

5Y Return:

The 5 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring five years prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date, and is not annualized. The 5 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

(2) Short Summary of the Risks

The Index was established on April 13, 2013 and therefore has limited operating history. Past performance should not be considered indicative of future performance. Strategies that provide exposure to equity volatility, which are subject to significant fluctuations, are not suitable for all investors. The Index comprises only notional assets and liabilities and therefore there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership. The synthetic investment strategy on which the Index is based may not be successful and may not outperform any alternative strategy. The weighting methodology of the Index may not be successful. There are concentration risks associated with the Index. The determination of the strike level as part of the calculation of the variance component includes a downward adjustment that will adversely affect the level of the variance component. The daily rebalancing adjustment amount is likely to have a substantial adverse effect on the level of the futures component over time. There are risks associated with the methodology employed with respect to the variance component: · The returns on the synthetic variance swaps underlying the variance component are capped. · The returns on the synthetic variance swaps underlying the variance component are non-linear, which may have an adverse effect on the level of the variance component. · The variance component may be uninvested at any time. · During low volatility market conditions, the variance component will provide decreased exposure to short positions in any synthetic variance swaps. · Mark-to-market values of the existing short positions in the synthetic variance swaps will have direct and indirect effects on the level of the variance component. There are risks associated with the methodology employed with respect to the futures component: · The level of the futures component is expected to increase only in limited market conditions and is expected to decrease in other market conditions, which may adversely affect the level of the volatility index. · The futures component is likely to be uninvested (and, therefore, provide no exposure to VIX futures contracts) for sustained periods of time. · Because the long return exposure is adjusted only if the applicable conditions are satisfied for three consecutive futures component calculation days, that are no disrupted futures component calculation days, the long return exposure may not be adjusted during non-trending market conditions. · Due to the time lag inherent in the futures component, the long return exposure may not be adjusted quickly enough in response to a change in market conditions for the investment strategy on which the futures component is based to be successful. · Changing prices of the VIX futures contracts included in the futures component may have an adverse effect on the level of the futures component. · VIX futures contracts have limited historical information. Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the calculation agent and may adjust the Index in a way that affects its level. The policies and judgments for which JPMS plc is responsible could have an impact, positive or negative, on the level of the Index. JPMS plc is under no obligation to consider your interest as an investor in securities linked to the Index. The risks identified above are not exhaustive. The Index Rules, and not any description in this summary of risks, govern the calculation and constitution of the Index and other decisions and actions relating to its maintenance. Additional information is available upon request. For more information regarding the Index, clients should contact their J.P. Morgan representative.

(3) General Disclaimers

For certificates of deposit: The information contained on this Website is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved. These terms are subject to change, and JPMorgan undertakes no duty to update this information. This information shall be amended, superseded and replaced in its entirety by a subsequent term sheet, disclosure supplement and/or private placement memorandum, and the documents referred to therein. In the event any inconsistency between the information presented herein and any such term sheet, disclosure supplement and/or private placement memorandum, such term sheet, disclosure supplement and/or private placement memorandum shall govern.

Investments in products linked to an Index require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. This website contains market data from various sources other than us and our affiliates, and, accordingly, we make no representation or warranty as to the market data's accuracy or completeness. All information is subject to change without notice.

SEC LEGEND

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offering of securities to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documents relating to the offering that J.P. Morgan files with the SEC for more complete information about J.P. Morgan and the offering of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so request by calling toll-free 866-535-9248.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the products linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the products linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Hypothetical back-tested results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

J.P.Morgan | Privacy & Security | Terms of Use | Cookies Policy
Copyright © 2015 JPMorgan Chase & Co. All Rights Reserved

J.P. Morganlnvestable Indices

Hn"l- -i'ldirl?s -Index Summary

[GRAPHIC OMITTED]

Summary

...

[] []

JPMorga.n US Treasury Note Futures (G) Tracker: Jun 10 2014
to Jun o8 2015

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

Index Level Data
---------------- ------------
         Level        Date
------- -------- ------------
Current 226.38   05-J un-2015
High    234.54   02-Feb-2015
Low     219.81   17-Jun-2014
Start   220.09   10-Jun-2014
End     226.38   05-Jun-2015

Risk Measures
================ ======
Volatility        4.8%
Sharpe Ratio       0.6
Maximum Drawdown -3.48%

Return Statistics
====================== =====
Annualized Return      2.9%
Average Monthly Return 0.23%

Return
==================== =======
Daily Return         []0.66%
Month to Date Return -2.02%
Year To Date Return  -0.34%
3 Month Return       -0.26%
1Year Return         2.57%
3 Year Return        2.03%
5 Year Return        19.27%

Monthly Return (%)

     Jan  Feb   Mar   Apr
---- ---- ----- ---- -----
2014
2015 3.21 -1.86 0.87 -0.41

May    Jun   Jul  Aug  Sep
----- ----- ----- ---- -----
      0.22  -0.45 1.39 -0.91
-0.03 -2.02

Oct  Nov  Dec  Year
---- ---- ---- -----
1.38 1.04 -0.2 5.83
               -0.34

Footnotes

(1) Calculation descriptions

The first twelve columns under "Monthly Return (%)" above reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index equal to 100 on the date specified at the "Selected Start Date".

Index Level Data

Current:
Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High:
High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low:
Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start:
Start refers to the closing level of the index on the first trading day of the time period indicated.
End:
End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures

Volatility:
Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.

Sharpe Ratio:

The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Drawdown:

Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed above.

Embedded Index Fee:

The levels of the Index may be reduced by an adjustment factor which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return:

The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.

Average Monthly Return:

Average Monthly Return is the arithmetic average of the Monthly Returns for each full calendar month during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.

Return

Daily Return:

The Daily Return is the return of the Index from the trading day immediately preceding the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, the Daily Return is the return of the Index from the trading day that is two trading days immediately preceding the specified end date to the trading day immediately preceding the specified end date. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.

Month to Date Return:

The Month to Date Return is the return of the Index from the last trading day of the month that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Month to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.

Year to Date Return:

The Year to Date Return is the return of the Index from the last trading day of the year that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Year to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.

3 Month Return:

The 3 Month Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring three months prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 3 Month Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

1 Year Return:

The 1 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring one year prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 1 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.

3 Year Return:

The 3 Year Return is the trailing return of Index from the trading day that occurs on or immediately preceding the date occurring three years prior to the specified end date to the specified end date, provided that if the specified end date is today?s date or not a trading day, to the trading day immediately preceding the specified end date(and is not annualized). The 3 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.

5Y Return:

The 5 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring five years prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date, and is not annualized. The 5 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

(2) Short Summary of the Risks

The Index was established on August 28, 2009 and therefore has limited operating history. Past performance should not be considered indicative of future performance. The Index may in the future be subject to an adjustment factor that could negatively affect the level of the Index The Index comprises notional assets only. You will not have any claim against any of the 10-year Treasury futures underlying the Index or the related Treasury securities. The level of the Index changes daily, at times significantly based upon the current market prices of the volatile 10-year Treasury futures contracts and the related Treasury notes. These market prices are influenced by a variety of factors, particularly interest rate changes, the yields on the Treasury futures/notes as compared to current market interest rates and the actual or perceived credit quality of the U.S. government. The Index may be subject to high levels of volatility. Futures contracts on the 10-year U.S. Treasury notes are highly leveraged and often display higher volatility and less liquidity than the 10-year U.S. Treasury Notes. The settlement price of 10 year Treasury Futures may not be readily available. Our affiliate, J.P.Morgan Securities plc ('JPMS plc'), is the index calculation agent and may adjust the Index in a way that affects its level. The policies and judgments for which JPMS plc is responsible could have an impact, positive or negative, on the level of the Index and the value of your investment. JPMS plc is under no obligation to consider your interest as an investor in financial instruments linked to the Index. The risks identified above are not exhaustive. The Index Rules, and not any description in this summary of risks, govern the calculation and constitution of the Index and other decisions and actions relating to its maintenance. Additional information is available upon request. For more information regarding the Index, clients should contact their J.P. Morgan representative.

(3) General Disclaimers

For certificates of deposit: The information contained on this Website is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved. These terms are subject to change, and JPMorgan undertakes no duty to update this information. This information shall be amended, superseded and replaced in its entirety by a subsequent term sheet, disclosure supplement and/or private placement memorandum, and the documents referred to therein. In the event any inconsistency between the information presented herein and any such term sheet, disclosure supplement and/or private placement memorandum, such term sheet, disclosure supplement and/or private placement memorandum shall govern.

Investments in products linked to an Index require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. This website contains market data from various sources other than us and our affiliates, and, accordingly, we make no representation or warranty as to the market data's accuracy or completeness. All information is subject to change without notice.

SEC LEGEND

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offering of securities to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documents relating to the offering that J.P. Morgan files with the SEC for more complete information about J.P. Morgan and the offering of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so request by calling toll-free 866-535-9248.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the products linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the products linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Hypothetical back-tested results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

J.P.Morgan | Privacy & Security | Terms of Use | Cookies Policy

Copyright © 2015 JPMorgan Chase & Co. All Rights Reserved